Exhibit 99.1

PURCHASE AGREEMENT

by and among

MTR GAMING GROUP, INC.,

a Delaware corporation,

and

JACKSON RACING, INC.,

a Michigan corporation,

and

JACKSON TROTTING ASSOCIATION, LLC,

a Michigan limited liability company

and

the SELLERS listed on Exhibit A hereto

Dated as of September 3, 2004

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of September 3, 2004 (this “Agreement”) by and among MTR Gaming Group, Inc., a Delaware corporation (“MTR”), Jackson Racing, Inc., a Michigan corporation and wholly-owned subsidiary of MTR (“JRI”), and Jackson Trotting Association, LLC (the “LLC”), a Michigan limited liability company and each of the Sellers of LLC Interests listed on Exhibit A hereto (the “Sellers”).  Each of MTR, JRI, the LLC and the Sellers is deemed a “party” to this Agreement and hereinafter may collectively be referred to as the “Parties.”

RECITALS

A.            The LLC operates the Jackson Harness Raceway in Jackson, Michigan pursuant to a valid license issued to it by the State of Michigan (the “Facility”).  As used in this Agreement, the term “Facility” shall refer to the current location of the Jackson Harness Raceway in Jackson, Michigan, as well as any new future location of such raceway (a “New Facility” as described in Section 1.4 below).

B.            The parties contemplate that the Facility shall, if and to the extent authorized by Michigan law, provide for additional forms of gaming in addition to pari-mutuel wagering on horse racing, including, but not limited to, slot machines and/or video lottery terminals.

C.            In view of MTR’s expertise (including, but not limited to, operation of thoroughbred and harness horse racing tracks, operation of slot machines at racetracks, and working with state regulators and legislators with respect to legalization of racinos) and ability to contribute funds to develop the Facility, the parties desire that JRI, subject to the terms and conditions set forth herein, will acquire a ninety percent (90%) equity interest in the LLC (the “Transaction”).

D.            The Sellers wish to sell and JRI wishes to purchase the LLC Interests as defined below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE OF NINETY PERCENT (90%) PERCENTAGE INTEREST IN THE LLC

SECTION 1.1 PURCHASE OF NINETY PERCENT (90%) PERCENTAGE INTEREST IN THE LLC. The Sellers hereby agree to sell and JRI hereby agrees to purchase a ninety percent (90%) percentage interest in the LLC (the “LLC Interests”), upon the terms and subject to the conditions set forth in this Agreement, for a purchase price of (i) $2,000,000 in cash or immediately available funds of which (x) $1,900,000 shall to be paid at the Closing (as defined below) and

(y) $100,000 shall be paid by JRI to the Sellers upon the execution of this Agreement by the parties hereto as a refundable deposit to be refunded by the Sellers to JRI in the  event the Closing (as defined below) does not occur prior to the date which is twelve (12) months following the date of this Agreement, (ii) $2,000,000 as additional consideration for the LLC Interests to be paid to Sellers only in the event slot machine or video lottery gaming is or has been authorized by Michigan law, such payment to be made directly to the Sellers within 10 business days of the latest to occur of (x) date such slot machine or video lottery gaming shall be authorized by law (the date that the Governor of Michigan signs to enact the law or permits the bill to become law absent such signature, even though the effective date of the law may be subsequent to such date), and (y) the expiration of the Due Diligence Period as defined below; and (iii) $2,000,000 as additional consideration for the LLC Interests to be paid to Sellers only in the event slot machines or video lottery gaming is actually installed and operating at the Facility (or New Facility, as the case may be), such payment to be made directly to the Sellers within 10 business days of the date the first slot machines and/or video lottery gaming machines shall be installed at the Facility (or New Facility, as the case may be) (such amounts in the aggregate are hereinafter referred to as the “Fixed Payment’). All payments to be made to the Sellers hereunder shall be divided among the Sellers as their interests may appear. Concurrently with the Closing, (a) the LLC shall terminate its existing Operating Agreement dated as of July 1, 2003 (b) the LLC and  the Sellers shall terminate their existing Management Agreement dated July 1, 2003, (c) the LLC and JRI shall execute the Amended and Restated Operating Agreement in the form of Exhibit B attached hereto and made a part hereof, and (d) JRI will cause the LLC to execute the Form of Employment Agreement between the LLC and Daniel B. Rakieten in the form of Exhibit C attached hereto and made a part hereof.

SECTION 1.2 OPTION TO REPURCHASE CERTAIN LLC INTERESTS.  JRI hereby agrees that in the event slot machines or video lottery gaming is authorized by Michigan law and implemented at the Facility (or New Facility, as the case may be), then upon payment by the LLC to JRI of an amount equal to the sum of the Relocation Costs (as defined below), excluding any bank financing obtained by the LLC for relocation purposes, Sellers shall be entitled to exercise a purchase option (the “Purchase Option”) upon payment of an exercise price of $1.00 to repurchase ten percent of the outstanding LLC Interests from JRI (based on the total outstanding LLC Interests on the date hereof), provided that such option is exercised with notice in writing and payment of the exercise price to be delivered to JRI prior to the date which is 10 business days following the later of (i) the repayment of the Relocation Costs by the LLC to JRI, and (ii) the commencement of slot machines or video lottery operations at the Facility (or New Facility, as the case may be).  In such event, the Amended and Restated Operating Agreement of the LLC shall be amended to reflect ownership of LLC interests as follows:  JRI: 80%; Daniel B. Rakieten: 17%; and Nanette Slavin:  3% (based on the total outstanding LLC Interests on the date hereof). For the purposes of this Section 1.2, the repayment of Relocation Costs shall be deemed to include the release of any guarantees provided by MTR and/or JRI with respect to any bank financing obtained by the LLC for relocation purposes.

SECTION 1.3 CLOSING.  Subject to the provisions of Article IX hereof, the Transaction contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at such place as the parties may mutually agree within ten (10) business days from the receipt of the approvals and the satisfaction (or waiver by the appropriate party) of the closing conditions set forth herein, including but not limited to the approval of the Michigan Racing Commission.

SECTION 1.4.  RELOCATION COMMITMENT. Immediately after the full execution of this Agreement, JRI shall form a relocation committee comprised of three members, two of whom shall be selected by JRI and one by Daniel B. Rakieten (the “Committee”), which shall pursue an option (the “Option”) to acquire appropriate land for the relocation of Jackson Harness Raceway (the “New Facility”). MTR and JRI shall exert their best efforts to acquire the Option, either directly or though an affiliate, but in any event on behalf of the LLC.  Upon acquisition of the Option, the Committee shall perform all necessary due diligence on such property, in order to determine whether or not the land is suitable on which to construct the New Facility. If JRI acquires the Option but the Closing does not occur or this Agreement is otherwise terminated pursuant to its terms, then JRI will quit claim to the LLC its interest in the Option upon reimbursement by the LLC to JRI of all of JRI’s fully absorbed costs incurred with respect to the Option.  Upon Closing, JRI and MTR agree that they  shall lend funds or arrange financing, upon commercially reasonable, customary and competitive terms, and execute guarantees with respect to such loans as they in their sole discretion may determine to be necessary and desirable, for the purchase of the appropriate land, the funding of all reasonable costs with respect to the construction of the New Facility, including but not limited to labor and materials, fees for professionals such as architects, engineers, attorneys, project managers, construction monitor fees imposed by MTR’s lender, cost of furniture, fixtures and  equipment, moving expenses, and all other fees and charges incurred in the construction of the New Facility (collectively, to the extent paid by MTR, JRI or another affiliate of MTR, the “Relocation Costs”).  MTR and JRI acknowledge and agree that the Sellers would not have entered into this Agreement without the assurances from MTR and JRI that the acquisition and construction of a New Facility would be a top priority.  MTR and JRI agree to move in an expeditious and diligent manner when purchasing and constructing the New Facility.

SECTION 1.5.  EMPLOYMENT AGREEMENT. At the Closing, JRI agrees that it will cause the LLC to execute an employment agreement with Daniel B. Rakieten substantially in the form set forth in the Form of Employment Agreement attached hereto as Exhibit C.

SECTION 1.6.  TIME. As to all periods set forth in this Agreement, time shall be of the essence.

SECTION 1.7.  EXCLUSIVE RIGHTS. In consideration of MTR’s prior payment of a due diligence and exclusivity fee in the amount of $100,000, the deposit paid upon execution of this Agreement and the mutual promises and covenants contained herein, the Sellers and the LLC agree that they shall not directly, or indirectly through an agent or representative, solicit, initiate or participate in discussions or transactions with, or encourage or provide information to, any person, entity or group (other than MTR, JRI and their designees and agents) concerning the acquisition of Jackson Harness Raceway or any equity interests or other securities of the LLC. Sellers acknowledge that in the event of their breach of the obligations set forth in this Section 1.7, MTR and JRI would suffer damages that are difficult to quantify and not compensable by money alone. Accordingly, Sellers hereby consent to the entry of injunctive relief in favor of MTR and JRI in the event of a breach of this Section 1.7. Further, MTR and JRI shall be entitled to an award of specific performance. The foregoing shall be without prejudice to MTR and JRI’s right to seek additional remedies as permitted by law, provided, however, MTR acknowledges and agrees that such exclusive rights shall only exist during the term of this Agreement.  In the event this Agreement shall be terminated, and such termination shall not result from a breach of this Agreement by the Sellers, such exclusive rights shall terminate immediately upon termination of this Agreement, and in such event, the Sellers shall be free to negotiate and consummate the sale and purchase of Jackson Harness Raceway to any third party.  Further, the $100,000 exclusivity fee shall be non-refundable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE LLC

Except as otherwise expressly provided in this Article II, each of the Sellers and the LLC hereby jointly and severally represent and warrant to JRI and MTR as of the date hereof and as of the Closing Date, as set forth below.

SECTION 2.1 ORGANIZATION.  Each of the Sellers and the LLC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Sellers and the LLC have all requisite power and authority to own, lease and operate properties and to carry on their business as it is now being conducted.  The LLC has no subsidiaries nor does it hold any equity interests in any other person or entity including any other corporation, partnership, limited liability company, business trust or joint venture.  Each of the Sellers and the LLC is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.  Each of the Sellers and the LLC has made available to JRI and MTR complete and correct copies of their respective articles or certificate of incorporation (or organization) and bylaws, to the extent applicable and as currently in effect.  Schedule 2.1 contains a list of all the subsidiaries of the Sellers if any, and indicates the percentage of such subsidiary owned and the state of incorporation of each such subsidiary.

SECTION 2.2 CAPITALIZATION.  The Sellers own one hundred percent (100%) of the equity interests of the LLC.  There are no existing encumbrances of any kind with respect to the equity interests of the LLC including, but not limited to, (a) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the LLC to issue, transfer or sell any shares of capital stock or any equity interest in the LLC or securities convertible into or exchangeable for such shares or equity interests in the LLC; (b) contractual obligations of the LLC to repurchase, redeem or otherwise acquire any capital stock or equity interests of the LLC or (c) voting trusts or similar agreements to which the LLC is a party with respect to the equity interests of the LLC.  There are no loans, mortgages, notes or obligations of any kind or character secured by any equity interest in the LLC, except as set forth on Schedule 2.2.  Schedule 2.2 contains a list of all officers, directors and owners of more than 5% of the issued and outstanding equity securities of any Seller, assuming, with respect to any holder, that such holder has exercised or converted, as the case may be, any options, warrants or equity or debt instruments convertible into the equity securities of any Seller.

SECTION 2.3 AUTHORIZATION; VALIDITY OF AGREEMENT.  Each of the Sellers and the LLC has the power and authority to enter into, execute, deliver and perform this Agreement and to consummate the Transaction contemplated hereby.  This Agreement has been duly executed and delivered by each of the Sellers and the LLC and, assuming due and valid authorization, execution and delivery hereof by MTR and JRI, this Agreement constitutes a valid and binding obligation of each of the Sellers and the LLC, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditor’s rights generally, and (ii) general equitable principles. Nanette Slavin represents and warrants that she was the sole trustee of the Nanette Slavin Revocable Trust (the “Trust”), that the Trust was still in existence on the date the Trust transferred the LLC Interests owned by it to her and that she had the power as trustee of the Trust to transfer to herself in her individual capacity the LLC Interests owned by the Trust.

SECTION 2.4 CONSENTS AND APPROVALS; NO VIOLATIONS.  None of the execution, delivery, or performance of this Agreement by each of the Sellers and the LLC, nor the consummation of the Transaction contemplated hereby, will (a) violate any provision of the Certificate or Articles of Incorporation or Bylaws, if any, of any Seller or the Articles of Organization the LLC; (b) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any obligation, right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Seller or the LLC, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Seller or the LLC is a party or by which any Seller or the LLC or any of their properties or assets may be bound (each, an “LLC Contract” or a “Seller Contract” as the context may require); (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to any Seller, the LLC or any Seller’s or the LLC’s properties or assets, or (d) require on the part of any Seller or the LLC any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (“Government Entity”).

SECTION 2.5 THE LLC FINANCIAL STATEMENTS.  Sellers have, prior to the date of this Agreement, delivered to JRI and MTR true and complete copies of the LLC’s audited year-end balance sheet, income statement and statement of cash flow for the twelve months ended December 31, 2003; and shall deliver successive monthly financial statements (unaudited) within fifteen days following the end of each month prior to Closing (collectively, the “LLC Financial Statements”).  The LLC Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) and present fairly the financial position of the LLC as of the dates thereof and the results of its operations for the periods then ended.

SECTION 2.6 NO UNDISCLOSED LIABILITIES.  Except (a) for liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) after December 31, 2003, (b) for liabilities and obligations disclosed in or covered by the LLC Financial Statements, and (c) for liabilities and obligations incurred in connection with the Transaction contemplated hereby or otherwise as contemplated by this Agreement, since December 31, 2003, the LLC has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the LLC, prepared in accordance with GAAP.  Action taken by or on behalf of the LLC shall not be deemed to have been taken in the “Ordinary Course of Business” unless such action is:  (a) recurring in nature, consistent with normal day-to-day operations; (b) taken in good faith in accordance with sound and prudent business practices; and (c) not required to be authorized by the LLC’s members, and does not require any other separate or special authorization of any nature.

SECTION 2.7 ABSENCE OF CERTAIN CHANGES.  Since December 31, 2003, the LLC has not (a) suffered any change or changes constituting in the aggregate, a Material Adverse Effect (as hereinafter defined) and to each of Sellers’ Knowledge (as defined in Section 10.1), no event has occurred that is reasonably likely to have a Material Adverse Effect; (b) suffered any loss, damage or destruction to, or any interruption in the use of any of the LLC’s assets (whether or not covered by insurance) that would constitute a Material Adverse Effect; (c) amended its articles of organization or bylaws; (d) split, combined or reclassified the equity interests of the LLC; (e) declared or set aside or paid any dividend or other distribution with respect to the capital stock or equity interests of the LLC, (f) changed its accounting principles, practices or methods, except as required by GAAP or applicable law; (g) made any capital expenditure in excess of Twenty Thousand Dollars ($20,000); (h) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness; (i) pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance; (j) entered into any transaction outside the Ordinary Course of Business; (k) incurred, assumed or otherwise become subject to any liability or obligation, other than in the Ordinary Course of Business; (l) waived or released any material right; (m) approved any material increase, direct or indirect, or other material change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of the LLC, or established or created any employment, deferred compensation or severance agreement or employee benefit plan or amended any of the foregoing; (n) suffered any material loss of personnel, authorized any change in the terms and conditions of the employment of senior members of management of the LLC or incurred any labor trouble; (o) made any arrangements relating to any royalty, dividend or similar payment entered into by the LLC based on the sales volume of the LLC (other than sales commission arrangements), other than in the Ordinary Course of Business; (p) entered into any material agreement with respect to the endorsement of products or services, other than in the Ordinary Course of Business; (q) revalued any of its material assets; (r) amended or terminated any Material Agreement (as defined in Section 2.14); or (s) agreed, committed, offered, or attempted to take any of the actions referred to in clauses (a) through (r).

As used in this Agreement, “Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, financial condition, prospects or operations of a Person (as hereinafter defined), taken as a whole; provided, however, that any adverse effect on a Person resulting from the execution of this Agreement, the announcement of this Agreement and the Transaction contemplated hereby shall be excluded from the determination of Material Adverse Effect.  “Person” means a natural person or any partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative, capacity or any other entity.

SECTION 2.8 EMPLOYEE BENEFIT PLANS; ERISA.  (a) There are no Employee Plans (defined below) that are currently maintained or contributed to by the LLC, that have previously been maintained or contributed to by the LLC, or with respect to which the LLC has incurred or could incur any liability.  For purposes of this Section 2.8, the term Employee Plan shall include (a) all “Employee Benefit Plans” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) all specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, life insurance, group insurance, or fringe benefit plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten, funded or unfunded), and any trust, escrow or other agreement related thereto.

(b)           The LLC has complied with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to all current employees and former employees and other “Qualified Beneficiaries” (as defined in Code Section 4980B(g)(1) and ERISA Section 607(3)).  All Employee Plans that are “Group Health Plans,” as defined in Section 5000(b) of the Code, have been operated in conformance with the Medicare as Secondary Payer provisions of the Social Security Act, and no Person is subject to liability under Section 5000(a) of the Code with respect to any such Employee Plan.

(c)           The LLC has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise.

(d)           Except as required by statute, the consummation of the Transaction contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee, officer, former employee or former officer of the LLC.

(e)           Except for the continuation coverage requirements of COBRA, the requirements of other applicable law, or benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary), the LLC has no obligations or potential liability for medical expenses incurred by employees following termination of employment or retirement under any of the Employee Plans.

(f)            None of the transactions contemplated by this Agreement will result in an amendment, modification or termination of any of the Employee Plans.  No written or oral representations have been made to any employee or former employee of the LLC promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the Closing (except to the extent of coverage required under COBRA).  No written or oral representations have been made to any employee or former employee of the LLC concerning the employee benefits of the LLC.

SECTION 2.9 LITIGATION.  (a) There is no action, suit, proceeding or investigation pending or, to the Knowledge of Sellers, threatened, involving or affecting the LLC, by or before any Government Entity or by any third party.  There is no action, suit, proceeding or investigation, which Sellers currently intend to initiate.

(b)           The LLC is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Sellers, continuing investigation by, any Government Entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity, court, or arbitrator, including, without limitation, cease-and-desist or other orders.

SECTION 2.10 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.

(a)           The LLC is not, nor have Sellers received written notice or any similar communication alleging that the Sellers or the LLC may be, in default or violation of any term, condition or provision of (i) its certificate of organization or incorporation, or bylaws; (ii) any of the Material Agreements (as defined in Section 2.14); (iii) any note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement or other instrument in respect of indebtedness for borrowed money to which the LLC is a party or the LLC or any of its assets is bound; or (iv) any statute, law, ordinance, rule, regulation, judgment, decree, order, arbitration award or material licenses, permits, consents, approvals and authorizations of a Government Entity (collectively “Permits”) applicable to the LLC including, without limitation, laws, rules and regulations relating to the environment, insurance, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity, and race, religious or sex discrimination.

(b)           The LLC has all Permits necessary to conduct its business in the manner and in the areas in which it is presently being conducted or contemplated, and all such Permits are valid and in full force and effect.

SECTION 2.11 TAXES.

(a)           The LLC has (i) timely filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as hereinafter defined) whether or not shown to be due on such Tax Returns other than such Taxes that are being contested in good faith by the LLC.

(b)           Sellers have not received written notice of any ongoing federal, state, local or foreign audits or examinations of any Tax Return of the LLC.

(c)           There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the LLC.

(d)           There are no material statutory liens for Taxes upon the assets of the LLC which are not provided for in the LLC Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith.

(e)           The provisions for Taxes on the LLC Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of such date.

(f)            All Taxes and other assessments and levies which the LLC was required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due (without regard to any extensions).

“Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign, including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such Taxes, charges, fees, levies or other assessments.

“Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

SECTION 2.12 REAL PROPERTY OWNERSHIP.  None of the Sellers nor the LLC has entered into any agreements for the purchase of real property.  Provided, however, this representation and warranty shall not apply to the purchase of real property for the personal account of the Sellers, which have no relevance to the transactions contemplated herein or Jackson Harness Raceway, to the extent such purchases would not be considered corporate opportunities of the LLC.

SECTION 2.13 INTELLECTUAL PROPERTY.  Schedule 2.13 attached hereto sets forth all the LLC’s Intellectual Property (as defined below) including, but not limited to, trademark registrations or notices of intent to use and internet domain name registrations.  Except as set forth in Schedule 2.13, there are no pending or threatened claims against the LLC of which the LLC or any of the Sellers have been given written notice, by any Person relating to the LLC’s use or ownership of any trademarks, trademark registrations, trade names, trade secrets, service marks, service names, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor, or other intellectual property (“Intellectual Property”).  The LLC has such rights, by license, lease or other agreement, with respect to the Intellectual Property used or currently contemplated to be used in the LLC’s business as currently conducted or contemplated (collectively, the “LLC Intellectual Property”) as are necessary to permit the LLC to conduct its business as currently conducted or contemplated, except where the failure to have such rights, individually or in the aggregate, would not have a Material Adverse Effect.  Except as set forth in Schedule 2.13, the LLC has not received any notice or other communication (in writing or otherwise) of, and no inquiry by Sellers has revealed, any actual, alleged, possible or potential infringement of any the LLC’s Intellectual Property by any other Person.

SECTION 2.14 CONTRACTS.

Schedule 2.14 sets forth all the written Material Agreements (defined below) relating to the LLC.  Sellers have delivered or made available to MTR copies of all written Material Agreements.  Each Material Agreement is in full force and effect and is valid and enforceable by the LLC in accordance with its terms.  To the Knowledge of Sellers and the LLC, no other Person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement.  As used in this Agreement, “Material Agreement(s)” shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding to which the LLC is a party or to which the LLC or any of its respective properties is subject that (i) obligates the LLC to pay an amount in excess of Twenty Five Thousand Dollars ($25,000) in any twelve (12) month period beginning after December 31, 2003; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than Twenty Five Thousand Dollars ($25,000); (iii) provides for a guaranty by the LLC of obligations of others in excess of Twenty Five Thousand Dollars ($25,000); (iv) constitutes an employment agreement, consulting agreement or personal service contract not terminable on less than sixty (60) days’ notice without penalty; (v) expressly limits, in any material respect, the ability of the LLC to engage in any business, compete with any Person or expand the nature or geographic scope of its business; (vi) pursuant to which the LLC is entitled to receive an amount in excess of Twenty Five Thousand Dollars ($25,000) in any twelve month period beginning after December 31, 2003; or (vii) pursuant to which the LLC has the obligation or right to purchase or lease real property.

SECTION 2.15 LABOR MATTERS.  The LLC is neither a party to, nor bound by, any collective bargaining agreement, project labor agreement, contract or other agreement or understanding with any labor union or labor or organization and there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Sellers, threatened against Sellers relating to the LLC.  The LLC is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees.  Upon termination of employment of any of said employees, no severance or other payments will become due.  The LLC does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services.  The LLC is and heretofore has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.  There are no charges of employment discrimination or unfair labor practices.  There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

SECTION 2.16 ENVIRONMENTAL MATTERS.  The LLC is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  To the Knowledge of Sellers and the LLC, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the LLC or, to the Knowledge of Sellers, by any other Person on any property owned, leased or used by the LLC.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “Hazardous” or “Toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.  To the Knowledge of Sellers, no site owned, operated, under option or leased by the LLC contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (“PCBs”) or equipment containing PCBs, or any urea formaldehyde foam insulation or any other toxic or hazardous waste materials.

SECTION 2.17 SUBSIDIARIES.  The LLC does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.  The LLC is not a participant in any joint venture, partnership or similar agreement.

SECTION 2.18 BROKER OR FINDERS.  Sellers represent that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Sellers in connection with the Transaction contemplated by this Agreement.

SECTION 2.19 INSURANCE.

(a)           Schedule 2.19 sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the LLC:

(i)            the name of the insurance carrier that issued such policy and the policy number of such policy;

(ii)           whether such policy is a “Claims Made” or an “Occurrences” policy; and

(iii)          the per incident and aggregate policy coverage limit.

Schedule 2.19 also identifies (A) each pending application for insurance that has been submitted by or on behalf of the LLC, and (B) each self-insurance or risk-sharing arrangement affecting the LLC or any of its assets.  Sellers have delivered to Purchaser accurate and complete copies of all of the insurance policies identified in Schedule 2.19 (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Schedule 2.19.

(b)           Each of the policies identified in Schedule 2.19 is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable.  All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

(c)           There is no pending claim under or based upon any of the policies identified in Schedule 2.19, and to the Knowledge of Sellers, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

(d)           Sellers have not received:

(i)            any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 2.19 or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

(ii)           any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Schedule 2.19; or

(iii)          any indication that the issuer of any of the policies identified in Schedule 2.19 may be unwilling or unable to perform any of its obligations thereunder.

SECTION 2.20 RELATED PARTY TRANSACTIONS.

(a)           Except as set forth in Schedule 2.20, no Related Party (as defined below) has (i) entered into, or has had any direct or indirect financial interest in, any LLC Contract or any transaction or business dealing of any nature involving the LLC, (ii) had any direct or indirect interest of any nature in any amount and in or otherwise relating to the LLC, or (iii) been indebted to the LLC.

(b)           Except as set forth in Schedule 2.20, no Related Party (or any employee of, consultant to or other Representative (as defined below) of a Related Party) provides, or has provided, any materials, services or support to the LLC, whether or not for compensation.

(c)           Except as set forth in Schedule 2.20, no Related Party presently acquires, or has acquired, any materials, services or support from the LLC, whether or not for compensation.

(d)           Except as set forth in Schedule 2.20, no Related Party has any claim or right against the LLC.  No event has occurred, and to the Knowledge of Sellers, no condition or circumstance exists, that would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the LLC.

(e)           A “Related Party” means any person who is or has been a stockholder, member, director or officer of the LLC or JRI, any member of the family of any such individual, or any entity that is an affiliate of any one of the foregoing.  Provided, however, MTR and JRI acknowledge that the relationship of the two Sellers is that of Mother and Son.

(f)            “Representatives” of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and other representatives of such party.

SECTION 2.21 FULL DISCLOSURE.

(a)           Neither this Agreement nor any schedule, exhibit or certificate delivered pursuant hereto contains or will contain any untrue statement of a material fact, nor omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein and therein not materially misleading.  To the extent such representations permit omission of items within the Knowledge of Sellers which would otherwise be required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect on the LLC.

(b)           There is no fact within the Knowledge of Sellers that (i) is reasonably likely to have a Material Adverse Effect on the LLC or on the ability of the LLC to comply with or perform any covenant or obligation under this Agreement, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

(c)           All of the information set forth in the schedules, and all other information regarding the LLC and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to JRI or any of its Representatives by or on behalf of Sellers or their Representatives, including copies of the Material Agreements and other documents, is accurate and complete in all material respects.

(d)           Sellers have provided JRI and its Representatives with full and complete access to all of Seller’s records and other documents and data.

SECTION 2.22 MEMBER DISTRIBUTIONS.  The LLC has not, since December 31, 2003, (a) declared, set aside or paid any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock or equity interests or (b) directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock or equity interests or other securities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MTR AND JRI

MTR and JRI hereby represent and warrant to the Sellers as of the date hereof and as of the Closing Date, as set forth below.

SECTION 3.1 ORGANIZATION.  MTR and JRI are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.  Each of MTR and JRI are duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION.  MTR and JRI each has the corporate power and authority to execute and deliver this Agreement and to consummate the Transaction contemplated hereby, upon receipt of the consents and approvals and subject to the terms and conditions contained herein.  The execution and delivery by MTR and JRI of this Agreement have been duly authorized by all necessary corporate proceedings, and no other corporate action on the part of MTR or JRI is necessary to authorize the execution and delivery by MTR or JRI of this Agreement. This Agreement has been duly executed and delivered by MTR and JRI and, assuming due and valid authorization, execution and delivery hereof by Sellers, and the receipt of the licenses, consents and approvals and satisfaction or waiver by the appropriate party of the conditions precedent contained herein, is a valid and binding obligation of MTR and of JRI enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditor’s rights generally, and (ii) general equitable principles.

SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS.  Neither the execution, delivery nor performance of this Agreement by MTR or JRI nor the consummation by MTR or JRI of the Transaction contemplated hereby, upon receipt of the licenses, consents and approvals and the satisfaction or waiver by the appropriate party of the conditions precedent contained herein will (a) violate any provision of the certificate of incorporation or bylaws of MTR or JRI; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MTR or JRI, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MTR or JRI is a party or by which MTR or JRI or any of their properties or assets may be bound; (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to MTR or JRI or any of its properties or assets, or (d) except for those filings required pursuant to applicable state and federal securities laws, require on the part of MTR or JRI any filing or registration with, notification to, or authorization, consent or approval of any Government Entity other than the Michigan Racing Commission and notification to the West Virginia Racing Commission, Minnesota Racing Commission, West Virginia Lottery Commission, Pennsylvania Racing Commission, Ohio Racing Commission, and Nevada Gaming Control Board.

SECTION 3.4 BROKERS OR FINDERS.  MTR and JRI represent that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the LLC in connection with the Transaction contemplated by this Agreement.

ARTICLE IV

COVENANTS

SECTION 4.1 FURTHER ASSURANCES.  Each Party agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction contemplated by this Agreement.

SECTION 4.2 PROPRIETARY INFORMATION.  Each Party shall keep and retain in confidence and shall not use for any purpose other than to evaluate the Transaction contemplated under this Agreement any and all of the confidential and proprietary information respecting the other parties set forth or referenced in the schedules or otherwise provided to the receiving party by the disclosing party in connection with or in anticipation of the Closing, irrespective of the form in which it is delivered or when delivered (the “Proprietary Information”).  The preceding requirement shall not apply to Proprietary Information that (a) a party was in the possession of, or was rightfully known by, the receiving party or its Representatives, without an obligation to maintain its confidentiality prior to receipt from the disclosing party or its Representatives, (b) is or becomes generally known to the public without violation of this Agreement, (c) is obtained by the receiving party or its Representatives in good faith from a third party having the right to disclose it without an obligation of confidentiality, or (d) is independently developed by the receiving party or its Representatives without the participation of individuals who have had access to the Proprietary Information.  In the event the Agreement is terminated prior to Closing for any reason, the receiving party agrees to either return to the disclosing party all of the Proprietary Information subject to this Section 4.2 (including all copies) in its possession or under its control or to purge, shred or otherwise destroy all such Proprietary Information not returned, at the option of the disclosing party.  The receiving party shall, and shall cause each of its Representatives to, keep and maintain all Proprietary Information subject to this Section 4.2 confidential in any case in which the Closing does not occur and not avail itself of or use any of such Proprietary Information for its own benefit.  The receiving party shall promptly certify its compliance with the foregoing in the event of any termination of the Agreement.

SECTION 4.3 EQUITY SECURITIES.  Except as set forth on Schedule 2.2 or expressly provided by this Agreement, the LLC and the Sellers shall not permit any Person or entity to own more than 4.9% of the issued and outstanding equity securities of the LLC, assuming, with respect to any holder, that such holder has exercised or converted, as the case may be, any options, warrants or equity or debt instruments convertible into the equity securities of the LLC.  Further, the LLC shall not permit a Change of Control.  For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following:

(a)           Any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any such “person” or “group” which is or which includes the holders of the LLC equity interests (voting and non-voting) of the LLC as of the Closing Date or their Affiliates, own or control, more than forty percent (40%) of the equity interests of the LLC; or

(b)           Except with the consent of MTR which MTR may withhold in its sole and absolute discretion, the Sellers fail to own, directly or indirectly,  prior to the Closing one hundred percent (100%) of the equity  interests of the LLC or, after the Closing, ten percent (10%) of the equity interests of the LLC.  Provided, however, (i) the Sellers may transfer their equity interests in the LLC, except for the interests being conveyed hereby, to their revocable living trusts for estate planning purposes, and (ii) the death of a Seller shall not be deemed to be a Change of Control herein.

ARTICLE V

INDEMNIFICATION

SECTION 5.1 INDEMNIFICATION BY SELLERS.

(a)           Subject to the limits set forth in this Article V, Sellers agree to indemnify, defend and hold MTR and JRI, and their respective officers, directors and agents, harmless from and in respect of any and all losses, damages, Liability, costs and expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals) (collectively, “Losses”), arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Sellers contained in this Agreement, including the Exhibits and Schedules attached hereto and incorporated by reference herein as set forth in Section 10.5 hereof.

(b)           Without any limitation of the foregoing, Sellers agree, jointly and severally, to indemnify and hold MTR, JRI and their affiliates harmless from and against any claim, action, loss or damages of any kind, including attorney’s fees, resulting from any action or proceeding brought or threatened by any finder, broker or facilitator. In the event any Seller shall be obligated to make any payment to MTR and/or JRI under this Section 5.1(b), MTR and/or JRI shall have the right to deduct any amount to which they are entitled to indemnification from any amount that either of them, or the LLC, then owes or may thereafter owe to the Sellers.

SECTION 5.2 INDEMNIFICATION BY MTR.  Subject to the limits set forth in this Article V, MTR agrees to indemnify, defend and hold Sellers harmless from and in respect of any and all Losses, including attorney’s fees, arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement.

SECTION 5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS; LIMITATIONS ON INDEMNITY.  The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing Date and will remain in full force and effect thereafter for a period of eighteen (18) months from the Closing Date; provided, however, that (a) the covenants set forth in Section 4.3 shall remain in force for so long as JRI remains a member of the LLC, and (b) the representations and warranties contained in Article II will remain in full force and effect for a period equal to two (2) years following the date of Closing; and provided, further, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such time period in accordance with this Article V.  Anything to the contrary contained herein notwithstanding, MTR and JRI shall not be entitled to recover Losses from the Sellers nor shall the Sellers be entitled to recover Losses from MTR and JRI unless and until the total of all claims for Losses with respect to any inaccuracy or breach of any such representations or warranties or breach of any covenants, undertakings or other agreements, whether such claims are brought under this Article V or otherwise, exceeds Fifty Thousand Dollars ($50,000) in the aggregate.  If the total amount of such Losses exceeds Fifty Thousand Dollars ($50,000), then the party entitled to recover hereunder shall be entitled to recover the full amount of such losses and not merely the portion of such damages exceeding Fifty Thousand Dollars ($50,000).  The foregoing restriction on the recovery of Losses shall not affect MTR and JRI’s ability to obtain an injunction to enforce the covenants set forth in Section 4.3..

SECTION 5.4 NOTICE AND OPPORTUNITY TO DEFEND.  If an event occurs which a party asserts is an indemnifiable event pursuant to Section 5.1 or 5.2, the party seeking indemnification (the “Indemnitee”) shall promptly notify the other party obligated to provide indemnification (the “Indemnifying Party”).  If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third Person, the Indemnitee will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the Indemnitee’s failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder.  If any such action is brought against any Indemnitee and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability.  In no event shall an Indemnifying Party be liable for any settlement effected by the Indemnitee without the consent of the Indemnifying Party, which will not be unreasonably withheld.  In no event shall an Indemnifying Party effect any settlement without the consent of the Indemnitee, which will not be unreasonably withheld.

SECTION 5.5 MITIGATION OF LOSS.  Each Indemnitee is obligated to use reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder.

SECTION 5.6 SUBROGATION.  Upon making any payment of Losses of the Indemnitee, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee’s rights against such third party.  Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

SECTION 5.7 INVESTIGATION.  The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or with the knowledge of, the other parties, any of the other Indemnitees or any of their Representatives.

ARTICLE VI

PRE-CLOSING COVENANTS OF SELLERS

SECTION 6.1 ACCESS AND INVESTIGATION; DUE DILIGENCE REVIEW.  Sellers and the LLC shall ensure that, at all times from the date hereof to and until the Closing Date or termination of this Agreement (the “Pre-Closing Period”):

(a)           MTR and JRI shall have thirty (30) days from and after the execution of this Agreement to determine the suitability of the transactions contemplated hereby, in its sole and absolute discretion (the “Due Diligence Period”). Sellers and the LLC shall use their best efforts to grant to MTR and JRI and their Representatives a right of entry to the current site and any real property to be considered for the contemplated relocation and shall provide to MTR and JRI all information they may reasonably request concerning the business, operations, and development activities of the LLC, including but not limited to access to personnel, financial statements, appraisals, equipment lists, finance documents, corporate organization documents of the LLC, revenue sharing agreements involving parimutuel wagering, management agreements and similar material contracts, Phase I Environmental Studies, title reports, surveys, inspections, as-built drawings, if any, and other engineering tests, and such other studies MTR and JRI deem necessary and customary in connection with their evaluation of the LLC and of the Transaction.  In addition, MTR and JRI may review all contracts as well as leases and other ownership documents, review zoning ordinances, and governmental regulations affecting the LLC.  Further, the Sellers and the LLC will use their best efforts to arrange meetings between MTR and JRI and any governmental (or quasi-governmental) officials, vendors, Standardbred owners, union representatives and creditors and investment bankers that MTR and JRI deem reasonably necessary for its evaluation of the LLC and the transactions contemplated hereby.  MTR and JRI agree that they shall bear the cost and expense of their due diligence investigation.  If MTR and JRI shall, for any reason, be dissatisfied with the results of their due diligence, consistent with the limitations set forth above, they shall be required to notify the Sellers in writing no later than 5:00 pm eastern standard time on the last day of the Due Diligence Period.  In the event such notice shall be duly provided to the Sellers, this Agreement and the obligations of the parties herein shall be terminated, and shall be void and of no further force or effect.  In the event such notice shall not be provided, MTR and JRI shall be deemed to be satisfied with the results of its due diligence, and the parties shall proceed to close this transaction pursuant to the terms and conditions set forth herein.

(b)           Subsequent to the expiration of the Due Diligence Period, Sellers, the LLC and their Representatives will compile and provide MTR and JRI and their Representatives with such additional financial, operating and other data and information regarding the LLC as MTR may request in good faith.

SECTION 6.2 OPERATION OF BUSINESS.  Unless Sellers and the LLC first obtain a written waiver or consent from MTR, Sellers and the LLC shall ensure that, during the Pre-Closing Period:

(a)           The LLC conducts its operations exclusively in the Ordinary Course of Business and consistent with past practice and uses its best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all professionals, suppliers, optionors, creditors, licensors, licensees, employees, regulators and other Persons having business relationships with the LLC or jurisdiction over the LLC;

(b)           Sellers keep in full force all insurance policies covering the LLC identified in Schedule 2.19;

(c)           Sellers and the LLC confer regularly with MTR concerning operational matters, to the extent permitted by law, and otherwise report regularly to MTR concerning the status of the LLC’s business, condition, assets, liabilities, operations, financial performance and prospects;

(d)           Sellers shall immediately notify MTR of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction (as defined herein); “Acquisition Transaction” shall mean any transaction involving:  (a) the sale or other disposition of all or any portion of the LLC’s business or assets (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any equity interests of the LLC, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or equity interests of the LLC, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or equity interests of the LLC; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the LLC;

(e)           Sellers do not effect or become a party to any Acquisition Transaction;

(f)            The LLC does not form any subsidiary or acquire any equity interest or other interest in any other Person;

(g)           The LLC does not make any capital expenditure in excess of Ten Thousand Dollars ($10,000) or otherwise outside the Ordinary Course of Business;

(h)           The LLC does not enter into any contract involving annual payments by the LLC in excess of Twenty-Five Thousand Dollars ($25,000);

(i)            The LLC does not incur, assume or otherwise become subject to any liability, except for current liabilities (of the type required to be reflected in a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

(j)            The LLC does not establish or adopt any new Employee Plan, does not amend any existing Employee Plan and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for merit increases made to employees in the Ordinary Course of Business;

(k)           The LLC does not change any of its methods of accounting or accounting practices in any respect, except as required by GAAP or applicable laws;

(l)            The LLC does not make any Tax election;

(m)          The LLC does not commence any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation involving any Government Entity or third party;

(n)           The LLC does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in the Ordinary Course of Business; or (iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business;

(o)           The LLC pays debts and Taxes when due subject to good faith disputes thereof, and pays or performs other obligations when due;

(p)           The LLC does not transfer to any Person or entity any Intellectual Property or intangible asset other than in the Ordinary Course of Business;

(q)           The LLC does not enter into or amend any Material Agreements;

(r)            The LLC does not pay, discharge or satisfy in any amount in excess of Ten Thousand Dollars ($10,000) in any one case or Thirty Thousand Dollars ($30,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against the Financial Statements or reasonably incurred in connection with the transactions contemplated by this Agreement;

(s)           The LLC gives all notices and other information required prior to the Closing Date to be given to the employees of the LLC and any applicable Government Entity pursuant to applicable law in connection with the transactions provided for in this Agreement; and

(t)            The LLC shall not enter into any transaction, related party transaction, or take any other action that likely would cause or constitute a breach of any, representation, warranty or covenant made by Sellers in this Agreement.

SECTION 6.3 FILINGS AND CONSENTS.

(a)           Sellers and the LLC covenant and agree that each filing or notice required to be made or given (pursuant to any applicable legal requirement, order or contract, or otherwise) by Sellers or the LLC in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby shall be made or given as promptly as practicable after the date of this Agreement;

(b)           Sellers and the LLC shall use their best efforts to obtain or cause to be obtained each consent or estoppel letter required to be obtained (pursuant to any applicable legal requirement, order or contract, or otherwise) by Sellers and the LLC in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby as promptly as practicable after the date of this Agreement and each of such consents shall remain in full force and effect through the Closing Date;

(c)           Sellers and the LLC shall promptly deliver to MTR a copy of each filing made, each notice given and each consent obtained by Sellers or the LLC during the Pre-Closing Period; and

(d)           During the Pre-Closing Period, Sellers and the LLC and their Representatives shall cooperate with MTR and JRI and MTR’s and JRI’s Representatives, and prepare and make available such documents and take such other actions as MTR and JRI may request in good faith.

SECTION 6.4 NOTIFICATION.

(a)           During the Pre-Closing Period, Sellers and the LLC shall promptly notify MTR of:

(i)            the discovery by Sellers or the LLC of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Sellers or the LLC in this Agreement;

(ii)           any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Sellers or the LLC in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii)          any breach of any covenant or obligation of Sellers or the LLC; and

(iv)          any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VIII impossible or unlikely.

(b)           Sellers and the LLC shall have the obligation to supplement any section of the schedules prior to Closing with respect to any transaction permitted under Section 6.2 or any matter described in Section 6.4(a) above which occurs during the Pre-Closing Period.  Such supplementation is not a waiver by MTR or JRI of any breach of a representation or warranty as to the matter so supplemented.

SECTION 6.5 NO NEGOTIATION.  During the Pre-Closing Period, neither Sellers, the LLC nor their Representatives directly or indirectly:

(a)           shall solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than MTR and JRI) relating to any Acquisition Transaction;

(b)           shall participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than MTR and JRI) relating to any Acquisition Transaction; or

(c)           shall consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than MTR and JRI) relating to any Acquisition Transaction.

SECTION 6.6 BEST EFFORTS.  During the Pre-Closing Period, Sellers and the LLC shall use their best efforts to cause the conditions set forth in Article VIII to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article II of this Agreement becoming untrue, in any of the conditions of Closing set forth in Article VIII not being satisfied.

SECTION 6.7 CONFIDENTIALITY; PUBLICITY.  During the Pre-Closing Period:

(a)           Sellers, LLC, MTR, JRI and their respective Representatives shall keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Transaction contemplated hereunder;

(b)           none of Sellers, LLC, MTR, JRI nor their respective Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature regarding the Transaction contemplated by this Agreement, except as required by federal securities laws or other applicable laws and except as otherwise agreed by the parties, provided that upon the execution of this Agreement, the parties will be permitted to announce the transaction, subject to each party’s approval of the content of such announcement, such approval not to be unreasonably withheld.

(c)           if Sellers are required by law to make any disclosure regarding the Transaction contemplated by this Agreement, Sellers shall advise MTR and JRI at least two (2) business days prior to making such disclosure, of the nature and content of the intended disclosure; and

(d)           Sellers acknowledge that MTR’s securities are publicly traded and the parties agree that MTR shall be permitted to make such public announcements and include in its periodic filings with the Securities and Exchange Commission such information concerning the transaction as its outside securities counsel deems advisable.  Sellers agree that while in possession of material non-public information concerning MTR, Sellers will not trade in the securities of MTR nor tip or advise others with respect to such trading.

SECTION 6.8 DISTRIBUTIONS.  The LLC shall not, during the Pre-Closing Period, (a) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, in respect of its equity interests, or (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its equity interest or other securities.

ARTICLE VII

PRE-CLOSING COVENANTS OF MTR AND JRI

SECTION 7.1 BEST EFFORTS.  During the Pre-Closing Period, neither MTR nor JRI shall take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article III of this Agreement becoming untrue or in any of the conditions of closing set forth in Article VIII not being satisfied, other than in accordance with the fiduciary obligations of the Board of Directors of MTR and JRI, as determined under applicable law.

ARTICLE VIII

CONDITIONS

SECTION 8.1 CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE CLOSING.  The obligations of Sellers, on the one hand, and of MTR and JRI, on the other, to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

(a)           no court, arbitrator or Government Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Transaction contemplated by this Agreement; provided that the parties shall have used their best efforts to cause any such order, decree, statute, rule or regulation to be vacated or lifted; and

(b)           all action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transaction contemplated hereby shall have been duly and validly taken by the Sellers, the Members (or Managing Members) of the LLC and the respective boards of directors of MTR and JRI.

SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF MTR AND JRI.  The obligations of MTR and JRI to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by MTR and JRI) of the following further conditions:

(a)           The representations and warranties of Sellers and the LLC shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

(b)           Sellers and the LLC shall have performed in all material respects the obligations hereunder required to be performed by them at or prior to the Closing Date;

(c)           MTR shall have received a certificate signed by the Sellers and a duly authorized executive officer of the LLC, dated as of the Closing Date, to the effect that, to the best of their knowledge, the conditions set forth in Section 8.2(a) and 8.2(b) have been satisfied; and (ii) a certificate of a separate executive of the LLC certifying that such officer was duly authorized to sign the certificate in his or her capacity as stated in the officer’s certificate;

(d)           MTR shall have received an opinion letter from counsel for Sellers and the LLC, as of the Closing Date, in a form acceptable to MTR;

(e)           there shall have been no Material Adverse Effect with respect to the LLC’s business, condition (financial or otherwise), assets, liabilities, operations or financial performance since December 31, 2003;

(f)            there shall have been no distributions, payments or similar transfers of money;

(g)           since the date of this Agreement, there shall not have been commenced or threatened against the LLC or against any Person affiliated with the LLC, any proceeding:

(1)           involving any challenge to, or seeking damages or other relief in connection with, the Transaction contemplated hereunder, or

(2)           that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction contemplated hereunder or having a Material Adverse Effect on the LLC;

(h)           the LLC and the Sellers shall have terminated their existing Management Agreement dated as of July 1, 2003;

(i)            the LLC shall have terminated its existing Operating Agreement dated as of July 1, 2003;

(j)            the Amended and Restated Operating Agreement attached as Exhibit B hereto shall have been duly executed and delivered by each of the Sellers and the LLC;

(k)           MTR shall have received the consent to the Transaction of (i) MTR’s Board of Directors, (ii) MTR’s existing lender, Wells Fargo Bank, National Association, and (iii) all necessary regulatory and governmental authorities having jurisdiction over the transaction or MTR (MTR’s Compliance Committee having already approved the Transaction); and

(l)            The Michigan Racing Commission shall have approved the Transaction and JRI’s acquisition of the equity interest in the LLC.

SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF SELLERS.  The obligations of Sellers to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by Sellers) of the following conditions:

(a)           the representations and warranties of MTR and JRI shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

(b)           The Purchaser shall have performed in all material respects all of the obligations hereunder required to be performed by the Purchaser, at or prior to the Closing Date;

(c)           Sellers shall have received (i) a certificate signed by duly authorized executive officers of MTR and JRI, dated as of the Closing Date, to the effect that, to the best of their knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied and (ii) a certificate of the secretary or assistant secretary of the MTR and JRI certifying that such officer was authorized under the bylaws of MTR and JRI to sign the certificate in his or her capacity as stated in the officer’s certificate; and

(d)           since the date of this Agreement, there shall not have been commenced or threatened against the MTR and JRI or against any Person affiliated with MTR and JRI, any proceeding;

(1)           involving any challenge to, or seeking damages or other relief in connection with, the Transaction contemplated hereunder, or

(2)           that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction contemplated hereunder or having a Material Adverse Effect on the LLC.

ARTICLE IX

TERMINATION

SECTION 9.1 TERMINATION.  This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time prior to the Closing Date:

(a)           by mutual written consent of Sellers, MTR and JRI;

(b)           by either Sellers or MTR if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transaction contemplated hereby and such order, decree, ruling or any other action shall have become final and non-appealable;

(c)           by MTR and JRI if there shall have been any material breach of a representation and warranty or material obligation of Sellers or the LLC hereunder and, if such breach is curable, such default shall not have been remedied within ten (10) days after receipt by Sellers or the LLC of notice in writing from MTR specifying such breach and requesting that it be remedied;

(d)           by Sellers if there shall have been any material breach of a representation and warranty or material obligation of MTR or JRI hereunder, as the case may be, and, if such breach is curable, such default shall have not been remedied within ten (10) days after receipt by MTR or JRI of notice in writing from Sellers specifying such breach and requesting that it be remedied;

(e)           by either Sellers or MTR if the Michigan Racing Commission shall not have approved the transaction prior to the date which is one year from the date hereof; and

(f)            by either Sellers or MTR if the conditions set forth in Section 8.2(k)(i) and (ii) of the Agreement shall not have been met prior to the date which is six (6) months from the date hereof.

SECTION 9.2 EFFECT OF TERMINATION.  In the event of the termination of this Agreement pursuant to Sections 9.1(a) and 9.1(b) above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party or their respective officers or directors, except as set forth in Section 1.4 with respect to the Option.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 GOVERNING LAW AND CONSENT TO JURISDICTION.  The laws of the State of Michigan (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the right and duties of the parties.  Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Michigan and the Federal courts of the United States of America located in Michigan (and the Michigan state and Federal courts having jurisdiction over appeals therefrom) in respect of the transaction contemplated by this Agreement, the other agreements and documents referred to herein and the Transaction contemplated by this Agreement and such other documents and agreements.

SECTION 10.2 AMENDMENT AND MODIFICATION.  Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement duly executed and delivered by all of the parties.

SECTION 10.3 NOTICES.  All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier; (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed; or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), to the receiving party at the address or telecopier number set forth below (or at such other address or telecopier number for a party as shall be specified by like notice); provided however, that any notice of change of address or telecopier number shall be effective only upon receipt:

(a)           if to MTR, to:

MTR Gaming Group, Inc.

State Route 2 South

P.O. Box 356

Chester, WV 26034

Telephone:  (304) 387-8300

Telecopier:  (304) 387-8304

Attn:  Edson R. Arneault, President

with a copy (which shall not constitute notice) to:

Ruben & Aronson, LLP

4800 Montgomery Lane

Suite 150

Bethesda, MD 20814

Telephone:  (301) 951-9696

Telecopier:  (301) 951-9636

Attn:  Robert L. Ruben, Esq.

(b)           if to the Sellers or to the LLC, to:

Jackson Trotting Association, LLC

200 West Ganson

Jackson, MI 49204

Telephone:  (517) 788-4500

Telecopier:  (517) 788-6772

Attn:  Daniel B. Rakieten, President

with a copy (which shall not constitute notice) to:

Robert A. Gross, Esq.

Siegel, Greenfield, Hayes & Gross PLC

One Towne Square, Suite 1835

Southfield, MI 48076

Telephone:  (248) 263-3535

Telecopier:  (248) 386-5949

SECTION 10.4 COUNTERPARTS.  This Agreement may be executed in multiple counterparts, all of which shall together be considered out and the same agreement.

SECTION 10.5 INCORPORATION BY REFERENCE.  The Preamble and Recitals to this Agreement and the Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

SECTION 10.6 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.  This Agreement (including the documents incorporated herein by reference in Section 10.6 hereof and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes any prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly provided herein, are not intended to confer upon any Person other than the parties herein any rights or remedies hereunder.

SECTION 10.7 SERVICE OF PROCESS.  Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 10.2 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.4 hereof.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

SECTION 10.8 SPECIFIC PERFORMANCE.  The Sellers and the LLC acknowledge and agree that, in the event of any breach of this Agreement by the Sellers or the LLC, MTR and JRI would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that MTR and JRI will be entitledto compel specific performance of this Agreement in any action instituted in accordance with Section 10.2.

SECTION 10.9 ASSIGNMENT.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted heirs, successors and assigns.

SECTION 10.10 EXPENSES.  Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the Transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Transaction contemplated hereby is consummated.

SECTION 10.11 WAIVERS.  Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 10.12 ATTORNEY FEES.  All attorney fees will be paid by the Party incurring such fees provided, however, that in the event of a dispute with respect to the subject matter of this Agreement, the prevailing party in any proceeding, including arbitration commenced to resolve such disputes, shall be entitled to an award of its reasonable attorney fees and court or arbitration costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which the court or arbitrator may deem proper.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.

MTR GAMING GROUP, INC., a Delaware corporation

By:	/s/
	Name:	Edson R. Arneault
	Title:	President

JACKSON RACING, INC. a Michigan corporation

By:	/s/
	Name:	Edson R. Arneault
	Title:	President

Jackson Trotting Association, LLC a Michigan LLC

By:	/s/
	Name:	Daniel B. Rakieten
	Title:	Managing Member

SELLERS

By:	/s/
	Name:	Daniel B. Rakieten
	Capacity:	Individually

By:	/s/
	Name:	Nanette Slavin
	Capacity:	Individually and as Trustee of the Nanette Slavin Revocable Trust